Exhibit 99.1
,
FOR IMMEDIATE RELEASE

FuelCell Energy Reports Fourth Quarter 2016 Financial Results and Business Update

•	Constructing 2.8 megawatt power plant with a repeat customer in California and 3.7 megawatt installation in Connecticut to showcase enhanced electrical efficiency

•	Closed financing for two recently completed projects structured with power purchase agreements leading to recurring monthly electricity revenue

•	Advancing fuel cell carbon capture with site announcement at a utility-owned coal/gas-fired power plant and progressing studies for potential Canadian oil sands application

•	$118 million of cash and restricted cash and $432 million of contracted backlog as of October 31, 2016

DANBURY, CT - January 12, 2017 -- FuelCell Energy (Nasdaq: FCEL), a global leader in the design, manufacture, operation and project development of ultra-clean, efficient and reliable fuel cell power plants, today reported financial results for its fourth quarter ended October 31, 2016 and key business highlights.

Financial Results
FuelCell Energy (the Company) reported total revenues for the fourth quarter of 2016 of $24.5 million, compared to $51.5 million for the comparable prior year period. Revenue components include:

•
Product sales totaled $8.4 million for the current period compared to $43.8 million for the fourth quarter of 2015. During the fourth quarter of 2016, the Company retained two fuel cell projects totaling 7 megawatts that will generate long term recurring electricity sales rather than quarterly product revenue. This transition to retaining select projects rather than selling the projects at commissioning contributed to the decrease in sales, combined with lower Asian sales in the current quarter as Korean partner, POSCO Energy, is manufacturing locally under license and royalty agreements.

•
Service agreements and license revenues totaled $11.4 million for the current period compared to $5.5 million for the comparable prior year period, with the increase due to a number of service agreements that commenced in 2016, a greater number of module replacements under service contracts, and electricity sales from power purchase agreements.

•	Advanced Technologies contract revenues totaled $4.7 million for the current period compared to $2.1 million for the comparable prior year period.

A gross loss of ($0.5) million was incurred in the fourth quarter of 2016, compared to gross profit of $3.1 million and gross margin of 6.1 percent for the fourth quarter of 2015. The decrease in gross profit was due to lower product sales and charges in the service business, including charges for obsolete sub-megawatt inventory. This decrease was partially offset by improved Advanced Technology gross margin due to the mix of contracts transitioning to private industry.

Operating expenses for the current period totaled $11.3 million compared to $11.0 million for the prior year period.

FuelCell Energy Fourth quarter 2016 Results	Page 2

Net loss attributable to common shareholders for the fourth quarter of 2016 totaled $13.7 million, or $0.41 per basic and diluted share, compared to $9.7 million or $0.38 per basic and diluted share for the fourth quarter of 2015.

Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) in the fourth quarter of 2016 totaled ($10.4) million. Refer to the discussion of Non-GAAP financial measures below regarding the Company’s calculation of Adjusted EBITDA. Capital spending was $3.8 million and depreciation expense was $1.4 million.

On December 1, 2016 and subsequent to 2016 fiscal year end, the Company announced a restructuring to align production levels with the product sales and services backlog. A work force reduction was undertaken with 96 positions or approximately 17 percent of the global workforce impacted. A personnel-related restructuring charge of approximately $3 million will be incurred in fiscal 2017, with approximately one half of the charge composed of cash severance costs. The Company expects that operating expenses (administrative and selling, research and development expenses) will be approximately $6 million lower on an annualized basis as a result of personnel reductions and related benefits, as well as lower overhead spending.

Revenue Backlog
Total backlog was $432.3 million as of October 31, 2016 compared to $381.4 million as of October 31, 2015.

•
Services backlog totaled $347.3 million as of October 31, 2016 compared to $254.1 million as of October 31, 2015. Services backlog includes future contracted revenue from routine maintenance, scheduled module exchanges, and from power purchase agreements.

•
Product sales backlog totaled $24.9 million as of October 31, 2016 compared to $90.8 million as of October 31, 2015. Product sales backlog reflects firm orders with executed contracts for the sale of product.

•	Advanced Technologies contracts backlog totaled $60.1 million as of October 31, 2016 compared to $36.5 million as of October 31, 2015.

Cash, restricted cash and financing availability
Cash, cash equivalents, restricted cash and financing availability totaled $156.5 million as of October 31, 2016, including:

•	$84.2 million of cash and cash equivalents, and $34.1 million of restricted cash

•	$38.2 million of borrowing availability under the NRG Energy revolving project financing facility

On October 31, 2016, the Company entered into a financing transaction with PNC Energy Capital (PNC) for a 5.6 megawatt fuel cell installation that recently began commercial operations at a Pfizer campus. A portion of proceeds were used to repay construction borrowing from the debt facility extended by NRG Energy, leading to a net increase of cash to the Company of $19.3 million.

Project Assets
Long term project assets consists of projects developed by the Company that are structured with power purchase agreements (PPA), which generate recurring monthly electricity sales, and projects the Company is developing and expects to retain and operate. Long term project assets totaled $47.1 million at October 31, 2016, consisting of four projects totaling 9.8 megawatts, compared to $6.9 million at October 31, 2015 that included one project.

FuelCell Energy Fourth quarter 2016 Results	Page 3

Subsequent to fiscal year end, the Company acquired a 1.4 megawatt fuel cell project at a university, increasing the total retained projects to five totaling 11.2 megawatts. In addition, project assets include two power plant projects under construction totaling 6.5 megawatts that the Company currently plans to retain. In total, 7 projects are operating or under construction at present, for a total of 17.7 megawatts.

Business Highlights

•	Continuing development of multiple Connecticut fuel cell parks

•	Actively pursuing multi-megawatt fuel cell projects in New York State including 40 megawatt fuel cell only RFP for Long Island

•	Installing 2.8 megawatt power plant with a repeat customer in California

•	Construction in process for 3.7 megawatt project to showcase an enhanced efficiency fuel cell configuration

•
Progressing fuel cell carbon capture with a site announcement for a megawatt-class fuel cell plant to demonstrate both coal and gas-fired carbon capture at a power station owned by a subsidiary of Southern Company with support by ExxonMobil and the Department of Energy

•	Canadian oil sands engineering study progressing for carbon capture at gas-fired bitumen processing plant

•	Commissioning of 20 megawatt Asian fuel cell park completed by partner, POSCO Energy

•
Construction completed and commercial operations commenced for 2 installations, both of which were financed by PNC Energy Capital under an existing financing facility. The Company retains the Power Purchase Agreement and recognizes recurring electricity revenue and margin over the term of the power purchase agreement.

“We are focused on developing and closing projects as we take near-term actions to reduce spending and our cost structure,” said Chip Bottone, President and Chief Executive Officer, FuelCell Energy, Inc.

Cautionary Language
This news release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company’s anticipated financial results and statements regarding the Company’s plans and expectations regarding the continuing development, commercialization and financing of its fuel cell technology and business plans. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Factors that could cause such a difference include, without limitation, changes to projected deliveries and order flow, changes to production rate and product costs, general risks associated with product development, manufacturing, changes in the regulatory environment, customer strategies, unanticipated manufacturing issues that impact power plant performance, changes in critical accounting policies, potential volatility of energy prices, rapid technological change, competition, and the Company’s ability to achieve its sales plans and cost reduction targets, as well as other risks set forth in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements contained herein speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based.

Non-GAAP Financial Measures
Financial Results are presented in accordance with accounting principles generally accepted in the United States (“GAAP”).  Management also uses non-GAAP measures to analyze the business.

FuelCell Energy Fourth quarter 2016 Results	Page 4

Earnings before interest, taxes, depreciation and amortization (EBITDA) is an alternate measure of cash utilization. The table below calculates Adjusted EBITDA and reconciles these figures to the GAAP financial statement measure Net loss attributable to FuelCell Energy, Inc.

	Three Months Ended October 31,
(Amounts in thousands)	2016	2015
Net loss attributable to FuelCell Energy, Inc.	$(12,862)	$(8,860)
Depreciation	1,366	1,101
Provision for income taxes	117	95
Other (income)/expense, net (1)	(732)	179
Interest expense	1,758	765
Adjusted EBITDA	$(10,353)	$(6,720)

(1)
Other income (expense), net includes gains and losses from transactions denominated in foreign currencies, changes in fair value of embedded derivatives, and other items incurred periodically, which are not the result of the Company’s normal business operations.

Adjusted EBITDA is a non-GAAP measure of financial performance and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities. This information is included to assist investors with understanding the results of operations on a comparative basis.

About FuelCell Energy
Direct FuelCell® power plants are generating ultra-clean, efficient and reliable power on three continents, affordably providing continuous distributed power generation to a variety of industries including utilities, commercial and municipal customers.  The Company’s power plants have generated billions of kilowatt hours of ultra-clean power using a wide variety of fuels including renewable biogas from wastewater treatment and food processing, as well as clean natural gas.  For additional information, please visit www.fuelcellenergy.com and follow us on Twitter

Direct FuelCell, DFC, DFC/T, DFC-H2, DFC-ERG and FuelCell Energy logo are all registered trademarks of FuelCell Energy, Inc.

Conference Call Information
FuelCell Energy management will host a conference call with investors beginning at 10:00 a.m. Eastern Time on Thursday, January 12, 2017 to discuss the fourth quarter 2016 results.  An accompanying slide presentation for the earnings call will be available at http://fcel.client.shareholder.com/events.cfm immediately prior to the call.

Participants can access the live call via webcast on the Company website or by telephone as follows:

•
The live webcast of this call will be available at www.fuelcellenergy.com. To listen to the call, select ‘Investors’ on the home page, then click on ‘Events & presentations’ and then click on ‘Listen to webcast’

•	Alternatively, participants can dial 678-809-1045

The replay of the conference call will be available via webcast on the Company’s Investors’ page at www.fuelcellenergy.com approximately two hours after the conclusion of the call.

Contact:	FuelCell Energy, Inc. Kurt Goddard, Vice President Investor Relations 203-830-7494 ir@fce.com
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FuelCell Energy Fourth quarter 2016 Results	Page 5

FUELCELL ENERGY, INC.
Consolidated Balance Sheets
(Amounts in thousands, except share and per share amounts)

	October 31, 2016 Unaudited	October 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$84,187	$58,852
Restricted cash and cash equivalents - short-term	9,437	6,288
Accounts receivable, net	24,593	60,790
Inventories	73,806	65,754
Project assets	0	5,260
Other current assets	10,446	6,954
Total current assets	202,469	203,898

Restricted cash and cash equivalents - long-term	24,692	20,600
Long-term project assets	47,111	6,922
Property, plant and equipment, net	36,640	29,002
Goodwill	4,075	4,075
Intangible assets	9,592	9,592
Other assets, net	17,558	3,142
Total assets	$342,137	$277,231

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$5,275	$7,358
Accounts payable	18,475	15,745
Accrued liabilities	20,900	19,175
Deferred revenue	6,811	31,787
Preferred stock obligation of subsidiary	802	823
Total current liabilities	52,263	74,888

Long-term deferred revenue	20,974	22,646
Long-term preferred stock obligation of subsidiary	12,649	12,088
Long-term debt and other liabilities	81,998	12,998
Total liabilities	167,884	122,620
Redeemable preferred stock (liquidation preference of $64,020 at October 31, 2016 and 2015)	59,857	59,857
Total Equity:
Shareholders’ equity
Common stock ($.0001 par value; 75,000,000 and 39,583,333 shares authorized at October 31, 2016 and 2015, respectively; 35,174,424 and 25,964,710 shares issued and outstanding at October 31, 2016 and 2015, respectively)	4	3
Additional paid-in capital	1,004,566	934,488
Accumulated deficit	(889,630)	(838,673)
Accumulated other comprehensive loss	(544)	(509)
Treasury stock, Common, at cost (21,527 and 5,845 shares at October 31, 2016 and 2015, respectively)	(179)	(78)
Deferred compensation	179	78
Total shareholders’ equity	114,396	95,309
Noncontrolling interest in subsidiaries	0	(555)
Total equity	114,396	94,754
Total liabilities and equity	$342,137	$277,231

FuelCell Energy Fourth quarter 2016 Results	Page 6

FUELCELL ENERGY, INC.
Consolidated Statements of Operations
Unaudited
(Amounts in thousands, except share and per share amounts)

	Three Months Ended October 31,
	2016	2015
Revenues:
Product sales	$8,385	$43,826
Service agreements and license revenues	11,385	5,506
Advanced technologies contract revenues	4,703	2,119
Total revenues	24,473	51,451

Costs of revenues:
Cost of product sales	10,227	41,222
Cost of service agreements and license revenues	11,133	4,581
Cost of advanced technologies contract revenues	3,581	2,504
Total cost of revenues	24,941	48,307

Gross (loss) profit	(468)	3,144

Operating expenses:
Administrative and selling expenses	6,211	6,224
Research and development expenses	5,126	4,786
Total operating expenses	11,337	11,010

Loss from operations	(11,805)	(7,866)

Interest expense	(1,758)	(765)
Other income (expense), net	732	(179)

Loss before provision for income taxes	(12,831)	(8,810)

Provision for income taxes	(117)	(95)

Net loss	(12,948)	(8,905)

Net loss attributable to noncontrolling interest	86	45

Net loss attributable to FuelCell Energy, Inc.	(12,862)	(8,860)

Preferred stock dividends	(800)	(800)

Net loss to common shareholders	$(13,662)	$(9,660)

Loss per share basic and diluted
Basic	$(0.41)	$(0.38)
Diluted	$(0.41)	$(0.38)

Weighted average shares outstanding
Basic	33,029,247	25,111,368
Diluted	33,029,247	25,111,368

FuelCell Energy Fourth quarter 2016 Results	Page 7

FUELCELL ENERGY, INC.
Consolidated Statements of Operations
(Amounts in thousands, except share and per share amounts)

	Year Ended October 31,
	2016 Unaudited	2015
Revenues:
Product sales	$62,563	$128,595
Service agreements and license revenues	32,758	21,012
Advanced technologies contract revenues	12,931	13,470
Total revenues	108,252	163,077

Costs of revenues:
Cost of product sales	63,474	118,530
Cost of service agreements and license revenues	33,256	18,301
Cost of advanced technologies contract revenues	11,879	13,470
Total cost of revenues	108,609	150,301

Gross (loss) profit	(357)	12,776

Operating expenses:
Administrative and selling expenses	25,150	24,226
Research and development expenses	20,846	17,442
Total operating expenses	45,996	41,668

Loss from operations	(46,353)	(28,892)

Interest expense	(4,958)	(2,960)
Other income (expense), net	622	2,442

Loss before provision for income taxes	(50,689)	(29,410)

Provision for income taxes	(519)	(274)

Net loss	(51,208)	(29,684)

Net loss attributable to noncontrolling interest	251	325

Net loss attributable to FuelCell Energy, Inc.	(50,957)	(29,359)

Preferred stock dividends	(3,200)	(3,200)

Net loss to common shareholders	$(54,157)	$(32,559)

Loss per share basic and diluted
Basic	$(1.82)	$(1.33)
Diluted	$(1.82)	$(1.33)

Weighted average shares outstanding
Basic	29,773,700	24,513,731
Diluted	29,773,700	24,513,731